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                                                                   EXHIBIT 16

                       [LETTERHEAD OF COOPERS & LYBRAND]


November 1, 1996

Mr. Duncan MacDonald
President
DMI, Inc.
2501 West Fifth Street
Santa Ana, California 92703

Dear Mr. MacDonald:

This is to confirm that the client-auditor relationship between DMI, Inc. (Commission File Number 0-19875) and Coopers & Lybrand L.L.P. has ceased.

Very truly yours,

/s/  Coopers & Lybrand L.L.P.


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549
     (By facsimile: 202-942-9656; original by U.S. mail)